AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement, (the “Agreement”), dated July 1,2005, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), A I M Distributors, Inc., a Delaware corporation (“AIM”), AXA Equitable Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and AXA Advisors, LLC and AXA Distributors LLC, each an affiliate of LIFE COMPANY and the principal underwriters of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:

WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund

AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund

AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund

AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund

AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund

AIM V.I. Dynamics Fund	AIM V.I. PowerShares ETF Allocation Fund

AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund

AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund

AIM V.I. Global Real Estate Fund	AIM V.I. Utilities Fund

AIM V.I. Government Securities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Separate Account No. 65

Separate Account No. 49

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Retirement Strategies

Retirement Cornerstone Series

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:

,2009.

Attest: Name: Peter Davidson Title: Assistant Secretary	AIM VARIABLE INSURANCE FUNDS By: Name: John M. Zerr Title: Senior Vice President
Attest: Name: Peter Davidson Title: Assistant Secretary	INVESCO AIM DISTRIBUTORS, INC. By: Name: John S. Cooper Title: President
Attest: Name: Title:	AXA EQUITABLE LIFE INSURANCE COMPANY on behalf of itself and its separate accounts By: Name: Title:
Attest: Name: Title:	AXA ADVISORS, LLC By: Name: Title:
Attest: Name: Title:	AXA DISTRIBUTORS, LLC By: Name: Title: